Exhibit 10(j)

HUDSON UNITED BANCORP

SUPPLEMENTAL EMPLOYEES’ RETIREMENT PLAN

PARTICIPATION AGREEMENT

AMENDMENT

This Amendment (the “Amendment”) to the Hudson United Bancorp Supplemental Employees’ Retirement Plan Participation Agreement between and Hudson United Bancorp and Kenneth T. Neilson (the “Agreement”), is made this 17th day of September, 2003, between Hudson United Bancorp (the “Company”) and Kenneth T. Neilson (the “Executive”). The Agreement was originally effective as of October 1, 2002, and remains in full force and effect, subject only to the changes set forth herein.

WHEREAS, the Executive is presently an executive officer of the Company; and

WHEREAS, the Executive and the Company wish to amend the Agreement to provide for increased service credit for the Executive under the terms of the Hudson United Bancorp Supplemental Employees’ Retirement Plan (the “SERP”), in exchange for the Executive’s agreeing to increase the length of the Executive’s non-solicitation restrictions, as well as for the Executive’s agreeing to not compete with the Company for a period of time following his termination of employment;

NOW, THEREFORE, for the good and valuable consideration set forth herein, the Company and the Executive, each intending to be legally bound hereby, agree as follows:

1. Section 4(a)(ii) of the Agreement, regarding non-solicitation of customers, is amended by deleting the term “two (2) years” and replacing it with “five (5) years”.

2. Section 4(a)(ii) of the Agreement, regarding non-solicitation of customers, is amended by deleting the last sentence thereof.

3. Section 4(a) of the Agreement is amended by adding the following new Section 4(a)(iii) following the end of Section 4(a)(ii):

“(iii) For two (2) years after the termination of Participant’s employment with the Employer for any reason whatsoever, the Participant hereby agrees to not, anywhere in the United States, engage in competition with the Employer by accepting direct or indirect employment (as an employee, independent contractor, consultant, owner, partner, or otherwise) requiring the performance of duties similar to those performed by the Participant for the Employer during the last year of his employment with any Competitor of the Employer. For this purpose, all persons and entities which are engaged in the commercial banking business are deemed to be Competitors. The Participant hereby acknowledges that prospective employers exist in his geographical area such that employment opportunities are available to him which would not be in violation of this provision of the Agreement. The Participant further acknowledges that this provision is reasonable in scope and does not constitute a restraint of trade with respect to his ability to obtain alternate employment in the event that his employment with the Employer is terminated for any reason, either by himself or by the Employer.”

4. Section 3 of the Agreement is amended by adding the following after the end of the first sentence thereof.

“Notwithstanding anything to the contrary herein or in the Plan, the Participant will be credited with an additional ten (10) “Years of Service” under the Plan for unreduced early retirement eligibility purposes, and will likewise be credited with an additional ten (10) years of “Credited Service” under the Plan for benefit accrual purposes. For the avoidance of doubt, such additional service credit shall, in addition to increasing the amount of the benefit under the Plan, allow the Participant to satisfy the “Rule of 85” (as defined in the Pension Plan) and, as a result, any benefit payable to the Participant under the Plan upon retirement prior to his Normal Retirement Date shall not be reduced for early retirement.”

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed by its duly authorized representatives pursuant to the authority of its Board of Directors’ Compensation Committee, and the Executive has personally executed this Agreement, all as of the day and year first above written.

HUDSON UNITED BANCORP		PARTICIPANT

By:	/s/Charles F.X. Poggi	/s/Kenneth T. Neilson
	Charles F.X. Poggi	Kenneth T. Neilson
Chairman, Compensation Committe